Exhibit 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT: JAMES W. CORNELSEN
August 10, 2016	PRESIDENT AND CHIEF EXECUTIVE OFFICER
(301) 430-2530

OLD LINE BANCSHARES, INC. ANNOUNCES PRICING OF $35 MILLION OF FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026
BOWIE, MD – Old Line Bancshares, Inc. ("Company") (NASDAQ: OLBK), the parent company of Old Line Bank, today announced that it has priced its previously-disclosed offering of $35 million aggregate principal amount of its 5.625% Fixed-to-Floating Rate Subordinated Notes due 2026 (the "Notes).  The Notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain institutional "accredited investors" as defined in Rule 501 under Regulation D of the Securities Act.
The Notes will bear interest at a fixed rate of 5.625% per annum for the first five years after issuance; thereafter and through maturity or earlier redemption the interest rate on the Notes will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus 450.2  basis points.  The sale of the Notes is expected to close on August 15, 2016, subject to customary closing conditions.
The Company intends to use the net proceeds from the sale of the Notes to fund its anticipated purchase of the remaining 37.5% interest in Pointer Ridge Office Investments, LLC, of which it currently owns 62.5%, to repay certain indebtedness and for general corporate purposes, including to fund future growth.
The offer and sale of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States absent registration or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Notes are, however, subject to registration rights.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security, nor shall there be any sale of securities in any state or other jurisdiction in which, or to any persons to whom, such offer, solicitation or sale would be unlawful.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 24 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs, Southern Maryland and Baltimore suburbs) counties of Anne Arundel, Baltimore, Calvert, Carroll, Charles, Montgomery, Prince George's and St. Mary's.  It also targets customers throughout the greater Washington, D.C. and Baltimore metropolitan areas.

The statements in this press release with respect to the sale of the Notes, the timing thereof and the use of proceeds from the sale of the Notes constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  We base these statements on management's beliefs and assumptions and on information available to us as of the date hereof, which involves risks and uncertainties.  You should not put undue reliance on any forward-looking statements.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to: our ability to successfully implement our growth and expansion strategy; risk of loan losses; that our allowance for loan losses may not be sufficient; that changes in interest rates and monetary policy could adversely affect us; that changes in regulatory requirements and/or restrictive banking legislation may adversely affect us; risks associated with our lending limit; deterioration in general economic conditions or a return to recessionary conditions; and changes in competitive, governmental, regulatory, technological and other factors that may affect the Company specifically or the banking industry generally.  For a more complete discussion of some of these risks and uncertainties see "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.  Forward-looking statements speak only as of the date they are made.  The Company undertakes no obligation to update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information regarding risks and uncertainties that could affect forward-looking statements the Company may make, please refer to the Company's filings with the U.S. Securities and Exchange Commission available at www.sec.gov.

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